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                                                                      FORM 10-Q
                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

   Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:

                                                                                   Three Months Ended
                                                                                        March 31,
(in thousands, except per share amounts)                                            1995           1994
- - - - - - --------------------------------------------------------------------------------------------------------
NET INCOME:                                                                        $ 7,384       $ 6,209
                                                                                   =======       =======

PRIMARY EARNINGS PER SHARE:
  Actual average shares outstanding                                                 14,129        14,083
  Net effect of the assumed exercise of stock options -- based on the
    treasury stock method using average market price for the period                    348          400
                                                                                   -------        ------
   Pro forma average shares outstanding                                             14,477        14,483
                                                                                   =======        ======
   Net Income Per Share
                                                                                    $ 0.51        $ 0.43
                                                                                    ======        ======

FULLY DILUTED EARNINGS PER SHARE:
  Actual average shares outstanding                                                 14,129        14,083
   Net effect of the assumed exercise of stock options -- based on the
     treasury stock method using higher of average or closing market price             356           400
                                                                                    ------        ------
   Pro forma average shares outstanding                                             14,485        14,483
                                                                                    ======        ======

   Net Income Per Share                                                             $ 0.51        $ 0.43
                                                                                    ======        ======